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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 22, 2004

PAUL MUELLER COMPANY (Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	0-4791 (Commission File No.)	44-0520907 (I.R.S. Employer Identification No.)

1600 WEST PHELPS STREET -- P.O. BOX 828 SPRINGFIELD, MISSOURI (Address of principal executive offices)	65801-0828 (Zip Code)

Registrant's telephone number, including area code: (417) 831-3000

NOT APPLICABLE (Former name or former address, if changed since last report)

ITEM 7.	Financial Statements and Exhibits.
	(c)	Exhibits
		Exhibit No.		Page No.
		99.1	Press Release dated April 22, 2004, announcing quarterly financial results for the quarter ended March 31, 2004.	3

ITEM 12.	Results of Operations and Financial Condition.

On April 22, 2004, Paul Mueller Company issued a Press Release announcing its financial results for the first quarter ended March 31, 2004. A copy of the Press Release is being furnished as Exhibit 99.1 of this Form 8-K.

SIGNATURES
Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAUL MUELLER COMPANY
DATE: April 22, 2004	/S/ DONALD E. GOLIK Donald E. Golik, Senior Vice President and Chief Financial Officer

EXHIBIT 99.1

IMMEDIATE RELEASE	TRADED: The Nasdaq Stock Market (MUEL)
THURSDAY, APRIL 22, 2004	FOR FURTHER INFORMATION CONTACT: Donald E. Golik Springfield, Missouri (417) 831-3000

SPRINGFIELD, MISSOURI -- PAUL MUELLER COMPANY TODAY RELEASED ITS FIRST QUARTER REPORT FOR THE PERIOD ENDED MARCH 31, 2004, AS FOLLOWS:

Paul Mueller Company and Subsidiaries
___________________________________________

THREE-MONTH REPORT
___________________________________________
(Unaudited)

CONSOLIDATED SUMMARIES OF OPERATIONS
	Three Months Ended March 31		Twelve Months Ended March 31
	2004	2003	2004	2003
Net Sales Income (Loss) from Operations before Taxes Tax Provision (Benefit) Net Income (Loss) Earnings (Loss) per Common Share -- Basic Diluted	$ 18,311,000 $ (3,796,000) (1,425,000) $ (2,371,000) ========== $(2.03) $(2.03)	$ 27,579,000 $ 1,157,000 439,000 $ 718,000 ========== $ 0.61 $ 0.61	$107,498,000 $ (2,270,000) (1,200,000) $ (1,070,000) ========== $(0.92) $(0.92)	$123,131,000 $ 5,748,000 2,028,000 $ 3,720,000 ========== $ 3.19 $ 3.17

NOTE: 1)	The effective tax rates for the periods presented vary from the statutory tax rate (34%) due to tax credits and items that are treated differently for book and tax purposes.

FINANCIAL HIGHLIGHTS
	March 31 2004	December 31 2003
Total Assets Working Capital Current Ratio Net Worth Book Value per Share Backlog	$72,807,000 $ 9,452,000 1.24 : 1 $26,205,000 $ 21.95 $43,817,000	$67,655,000 $10,723,000 1.34 : 1 $29,247,000 $ 24.50 $38,612,000